FIFTH AMENDMENT
TO AMENDED AND RESTATED LOAN AGREEMENT

This Fifth Amendment to Amended and Restated Loan Agreement (“Amendment”) is made as of October 14, 2008, by and among THE ANDERSONS, INC., an Ohio corporation (the “Borrower”), the financial institutions signatory hereto and U.S. BANK NATIONAL ASSOCIATION, a national banking association (“U.S. Bank”), in its capacity as Agent for the Lenders (in such capacity, the “Agent”) and as one of the Lenders.

RECITAL

This Amendment is made with respect to the Amended and Restated Loan Agreement made as of February 21, 2008, (as amended, modified, supplemented, renewed or restated from time to time, the “Agreement“). Capitalized terms that are not defined in this Amendment shall have the meanings assigned to them in the Agreement. The Borrower and the Lenders desire to amend certain terms of the Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the terms and conditions contained in this Amendment, and of any loans or extensions of credit or other financial accommodations heretofore, now or hereafter made to or for the benefit of Borrower, the parties agree as follows:

1. The last sentence of the definition of “Applicable Margin” in Section 1.1 of the Agreement, General Definitions, is hereby amended to read as follows: “Notwithstanding the forgoing, the first date that the Applicable Margin shall be determined in accordance with this Subsection (b), shall be the later of (a) the date determined in accordance with the foregoing, and (b) April 11, 2009 (the “Reset Date”).

2. Section 1.1 of the Agreement, General Definitions, is hereby amended by adding or by amending the following definitions as follows:

“Adjusted Daily LIBOR Rate” shall mean with respect to each day, the rate determined by dividing the Daily LIBOR Rate in effect on such day by 1.00 minus the LIBOR Reserve Percentage.

"Base Rate” shall mean the greater of (a) the Prime Rate, (b) the Federal Funds Rate plus one half of one percent (.5%), and (c) the Adjusted Daily LIBOR Rate in effect and reset each Business Day plus 2.00%.

“Daily LIBOR Rate” shall mean with respect to any date of determination, the average offered rate for deposits in United States dollars for delivery of such deposits on an overnight basis, which appears on Reuters Screen LIBOR01 Page (or any successor thereto) as of 11:00 A.M., London time (or such other time as of which such rate appears), or the rate for such deposits determined by the Agent at such time based on such other published service of general application as shall be selected by the Agent for such purpose.

“LIBOR Reserve Percentage” shall mean the maximum effective percentage in effect on any day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding.

"Line of Credit B Loan Commitment” shall mean as to any Lender, such Lender’s Pro Rata Percentage of $161,000,000, as set forth opposite such Lender’s name under the heading “ Line of Credit B Loan Commitments” on Schedule A-4, subject to Assignment and Acceptance in accordance with Section 10.23, and as such amount may be reduced or terminated from time to time pursuant to Sections 2.3(c), 2.8 or 9.1 and as such amount may be increased from time to time pursuant to Section 10.31(b); and "Line of Credit B Loan Commitments” shall mean collectively, the Line of Credit B Loan Commitments for all the Lenders.

"Maturity Date” shall mean, as applicable, the earlier of: (a) as to the Swing Line or the Line of Credit A and LC Obligations, September 30, 2009; (b) as to the Line of Credit B, April 11, 2009; and (c) in all cases, the earlier date of termination in whole of the Commitments pursuant to Sections 2.3(c), 2.8 or 9.1.

3. The terms of Paragraph 2 of the First Amendment to the Loan Agreement shall continue through the extended Maturity Date of the Line of Credit B, to wit: Notwithstanding the terms of Section 2.1.2 of the Agreement, Line of Credit A, Section 2.1.3 of the Agreement, Line of Credit B, Section 2.3 of the Agreement, Prepayments; Termination of the Commitments, and other terms of the Agreement, until the Maturity Date with respect to the Line of Credit B, Advances shall be made and repayments shall be applied so that the aggregate amounts outstanding under the Line of Credit A and the Line of Credit B are substantially in proportion to one another (for example, if an Advance is requested, 655,000,000/816,000,000 multiplied by the amount of the Advance shall be made under the Line of Credit A and 161,000,000/816,000,000 multiplied by the amount of the Advance shall be made under the Line of Credit B). For the convenience of the Agent exact proportions need not be maintained at all times, but whenever an imbalance is needed for the convenience of the Agent, the Agent shall elect, when feasible, to leave a proportionately higher amount outstanding under the Line of Credit B.

4. Section 7.4 of the Agreement, Financial Covenants and Ratios, shall be amended to read as follows:

7.4 Financial Covenants and Ratios. Borrower shall maintain at all times: (a) a Tangible Net Worth of not less than $250,000,000; (b) a Current Ratio Net of Hedged Inventory of not less than 1.25 to 1; (c) a Debt to Capitalization Ratio of not more than 70%; (d) Working Capital of not less than $150,000,000; and (e) an Asset Coverage Ratio of: (i) not more than 80% through the Maturity Date of the Line of Credit B, and (ii) not more than 75% thereafter. For purposes of clarification the amounts used in the calculation of Asset Coverage Ratio as used herein shall exclude (i) Limited Recourse Debt; and (ii) all Rail Assets financed by Securitization Transactions and Limited Recourse Debt. “Limited Recourse Debt” means any Indebtedness borrowed, raised or incurred with respect to the financing of Rail Assets, in respect of which recourse of the limited recourse financiers is limited to such Rail Assets. “Rail Assets” means locomotives, railcars, maintenance of way equipment and any leases or lease receivables or accounts or notes receivables related to such property. “Securitization Transaction” means a transfer of Rail Assets on a limited recourse basis, provided, that such sale or other disposition qualifies as a sale under GAAP.

5. The Borrower represents and warrants that as of the date of this Amendment no Default or Matured Default has occurred and is continuing. The officer signing on behalf of the Borrower represents and warrants the Resolutions of the Board of Directors of the Borrower dated December 14, 2007, as certified to U.S. Bank on or about January 2, 2008, are still in full force and effect, and that the execution and delivery of this Amendment has thereby been duly authorized by all necessary corporate action.

6. This Amendment shall be effective as of its date, and Equalization Transfers shall be made in accordance with Section 2.1.5 of the Agreement so that each Lender holds its pro rata share of the outstanding principal balance of all Loans, conditioned upon (a) the execution and delivery to the Agent conditioned upon the execution and delivery to the Agent, in form and substance reasonably acceptable to the Agent, of this Amendment, executed by the Borrower, all of the Lenders that have a Line of Credit B Loan Commitment and Required Lenders, and (b) the payment of amendment fees, in consideration of this Amendment for the account of each Lender that has a Line of Credit B Commitment as set forth in this Amendment of five (5.0) basis points multiplied by the amount of such Lender’s Line of Credit B Loan Commitment as set forth in this Amendment.

7. This Amendment shall be an integral part of the Agreement, and all of the terms set forth therein are hereby incorporated in this Amendment by reference, and all terms of this Amendment are hereby incorporated into said Agreement as if made an original part thereof. All of the terms and conditions of the Agreement, which are not modified in this Amendment, shall remain in full force and effect. To the extent the terms of this Amendment conflict with the terms of the Agreement, the terms of this Amendment shall control.

{Signature Pages Follow}

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first herein above written.

THE ANDERSONS, INC.

By: /s/Gary Smith

Gary Smith
V.P. Finance & Treasurer

U.S. BANK NATIONAL ASSOCIATION

By: /s/Brian J. Moeller
Brian J. Moeller
Senior Vice President

COBANK, ACB

By: /s/ Tokie Akrie
Tokie Akrie
Assistant Corporate Secretary

HARRIS N.A. (as successor by merger with Harris Trust and Savings Bank)

By: /s/ Robert H. Wolohan
Robert H. Wollohan
Vice President

FIFTH THIRD BANK

By: /s/ David Gerken
David Gerken
Vice President

COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK

NEDERLAND”, NEW YORK BRANCH

By: /s/ Brad Peterson
Brad Peterson
Executive Director

By: /s/ Andrew Sherman
Andrew Sherman
Executive Director

{Signature Page to Fifth Amendment to Amended and Restated Loan Agreement — The Andersons, Inc.}

ABN AMRO BANK N.V.

By: /s/ Brendan Korb
Brendan Korb
Director

By: /s/ Mary Pope
Mary Pope
Assistant Vice President

BANK OF AMERICA, NA

By: /s/ Daniel Petrik
Daniel Petrik
Senior Vice President

BANK OF THE WEST

By: /s/ Charles Greenway
Charles Greenway
Vice President

THE HUNTINGTON NATIONAL
BANK

By: /s/ Jeffrey Canfield
Jeffrey Canfield
Senior Vice President

{Signature Page to Fifth Amendment to Amended and Restated Loan Agreement — The Andersons, Inc.}

PNC BANK, NATIONAL
ASSOCIATION

By: /s/ Lisa K. Anderson
Lisa K. Anderson
Assistant Vice President

AGFIRST FARM CREDIT BANK

By: /s/ Bruce B. Fortner
Bruce B. Fortner
Vice President

FARM CREDIT BANK OF TEXAS

By: /s/ Luis M. H. Requejo
Luis M. H. Requejo
Managing Director Capital Markets

FCS FINANCIAL, PCA

By: /s/ Laura M. Roessler
Laura M. Roessler
Senior Lending Officer

NATIONAL CITY BANK

By: /s/ Julie Hill
Julie Hill
Assistant Vice President

{Signature Page to Fifth Amendment to Amended and Restated Loan Agreement — The Andersons, Inc.}

THE BANK OF TOKYO-MITSUBISHI

UFJ, LTD.

By: /s/ Chan K. Park
Chan K. Park
Senior Vice President and Manager

AGSTAR FINANCIAL SERVICES, PCA

By: /s/ Troy Mostaert
Troy Mostaert
Vice President

BANK OF OKLAHOMA, N.A.

By: /s/ Peter Arendt

Peter Arendt

{Signature Page to Fifth Amendment to Amended and Restated Loan Agreement — The Andersons, Inc.}

Schedule A-4 to Loan Agreement
Lenders’ Commitments

Line of Credit A Loan Commitments
Name of Lender	Pro Rata Percentage	Maximum $Amount

U.S. Bank National Association	12.213740458011%	$80,000,000.00
CoBank, ACB	8.396946564886%	$55,000,000.00
Harris N.A.	7.251908396947%	$47,500,000.00
Fifth Third Bank	6.870229007634%	$45,000,000.00
Rabobank International	5.725190839695%	$37,500,000.00
ABN AMRO Bank N.V.	3.816793893130%	$25,000,000.00
Branch Banking and Trust Company	6.106870229008%	$40,000,000.00
Wells Fargo Bank, National Assn.	11.450381679389%	$75,000,000.00
Bank of America, NA	3.053435114504%	$20,000,000.00
Bank of the West	3.053435114504%	$20,000,000.00
The Huntington National Bank	6.106870229008%	$40,000,000.00
PNC Bank, National Association	2.290076335878%	$15,000,000.00
GreenStone FCS	1.526717557252%	$10,000,000.00
AgFirst Farm Credit Bank	2.290076335878%	$15,000,000.00
Farm Credit Bank of Texas	2.290076335878%	$15,000,000.00
FCS Financial, PCA	1.526717557252%	$10,000,000.00
National City Bank	4.580152671756%	$30,000,000.00
Bank of Tokyo-Mitsubishi UFJ, Ltd.	3.816793893130%	$25,000,000.00
Comerica Bank	3.816793893130%	$25,000,000.00
Fortis Capital Corp.	3.816793893130%	$25,000,000.00

TOTAL:	100%	$655,000,000.00
Line of Credit B Loan Commitments

Name of Lender	Pro Rata Percentage	Maximum $Amount

U.S. Bank National Association	31.055900621117%	$50,000,000.00
CoBank, ACB	12.422360248447%	$20,000,000.00
Fifth Third Bank	13.043478260870%	$21,000,000.00
Bank of the West	6.211180124224%	$10,000,000.00
PNC Bank, National Association	2.173913043478%	$3,500,000.00
AgFirst Farm Credit Bank	7.453416149068%	$12,000,000.00
Farm Credit Bank of Texas	4.347826086957%	$7,000,000.00
FCS Financial, PCA	6.211180124224%	$10,000,000.00
AgStar Financial Services, PCA	12.422360248447%	$20,000,000.00
Bank of Oklahoma, N.A.	4.658385093168%	$7,500,000.00

TOTAL:	100%	$161,000,000.00